UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2011 (November 21, 2011)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 21, 2011, 15250 Sonoma Drive Fee Owner, LLC, a 90% owned subsidiary of Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as “we”, “our”, or “us”), entered into an agreement (the “Agreement”) to sell the Palms of Monterrey, a 408-unit multifamily complex situated on a 28-acre site located in Fort Myers, Florida (the “Palms of Monterrey”), to an unaffiliated third party (the “Buyer”).

We originally acquired our interest in the Palms of Monterrey on October 2, 2009 through the purchase at a discount of a promissory note secured by a first lien mortgage and the loan documents related thereto (the “Palms of Monterrey Note”) for $25.4 million plus closing costs from the Federal Deposit Insurance Corporation as Receiver for Corus Bank, N.A.

At the time of acquisition of the Palms of Monterrey Note, the borrower was in default.  On October 5, 2009, we initiated foreclosure proceedings against the borrower in order to take a fee simple interest in the Palms of Monterrey.  On January 20, 2010, we reached an agreement with the borrower under which the borrower agreed not to contest the foreclosure proceedings in exchange for $0.3 million.  A final judgment of foreclosure was entered on March 22, 2010 and the foreclosure sale for the Palms of Monterrey was held on April 27, 2010.  We were the only bidder in the sale.  Ownership of the Palms of Monterrey was transferred to us on May 10, 2010.

The contract sale price for the Palms of Monterrey is approximately $39.8 million, excluding transaction costs.  The Buyer has made an earnest money deposit in the amount of $0.4 million, which is non-refundable except in limited circumstances.

We expect the sale to close on or before December 28, 2011 subject to satisfaction of usual and customary closing conditions.  In addition, the Agreement provides the Buyer an opportunity to conduct due diligence on the Palms of Monterrey and provides that the Buyer may terminate the Agreement by written notice to us at any time on or before the end of the due diligence period of November 30, 2011 if the Buyer determines in its sole discretion that the property is not suitable for its intended use, in which event the earnest money deposit would be refunded to the Buyer.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate.  Important factors that could cause actual results to differ materially from those in the forward looking statements include the possibility that the Buyer may determine not to close on the acquisition, and other risks described in the “Risk Factors” section of our public filings including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: November 28, 2011	By:	/s/ Kymberlyn K. Janney
Kymberlyn K. Janney
Chief Financial Officer and Treasurer